Press Release September 21, 2026
Coretura Selects Alloy Kore to Advance a Unique Software-Defined Vehicle Platform for Its Commercial Vehicle Customers

Coretura, the Joint Venture Between Daimler Truck and Volvo Group, Selects Foundational Software Layer for Its Vehicle OS to Accelerate SDV Innovation
STUTTGART, Germany, WATERLOO, ONTARIO, September 22, 2026 – Vector, a leading ecosystem partner for software-defined systems, and QNX, a division of BlackBerry Limited (NYSE: BB; TSX: BB) today announced that Coretura, the software-defined vehicle (SDV) platform company founded by Daimler Truck and Volvo Group, has selected Alloy Kore, the companies’ jointly developed foundational software layer, to accelerate its vision for the next-generation of software-defined commercial vehicles. The milestone underscores Coretura’s pioneering efforts to redefine how commercial vehicles are developed, deployed, and continuously improved through software updates, and marks the first design win for Alloy Kore, reinforcing its role as a trusted foundation for SDV innovation.

Leading the Transformation of Commercial Vehicle Software
Coretura is building an SDV platform for commercial vehicles, based on one platform and one standard. To advance this mission, Coretura has selected Alloy Kore as the safety-certified software platform foundation within its SDV platform architecture, targeted at high-performance compute (HPC) in the commercial vehicle environment.

“Coretura was founded to advance mobility at the speed of ideas,” said Johan Lundén, CEO, Coretura. “We are building one foundation the industry can rely on, so our customers can concentrate their engineering on the applications that bring value to theirs. Selecting Alloy Kore is a deliberate step on that path, and it helps us deliver commercial vehicles that keep getting smarter, safer and more valuable long after launch.”

Alloy Kore: A Strategic Foundation for SDVs
The industry is rapidly advancing toward vehicles powered by hundreds of millions of lines of code, yet today’s fragmented development model leads to inefficiencies, integration challenges, and rising costs. Alloy Kore addresses these challenges by combining a safety-certified real-time operating system with a pre-integrated set of common automotive system services into a single, scalable vehicle software foundation for deployment across HPC. The result is significantly reduced integration overhead, faster development cycles, streamlined certification efforts and the ability for OEMs to focus engineering investment on brand differentiation at the application layer.

Implementing Alloy Kore: The Vector Distribution
Coretura selected Alloy Kore through the Vector Distribution, a ready-to-use implementation of the platform. Built on the Alloy Kore architecture, the distribution combines the automotive OS foundation with Vector's middleware, communication, and integration capabilities for deployment in high-performance computing environments. For Coretura, this will provide a validated and production-ready software environment that can

Press Release September 21, 2026
be adapted to the requirements of its commercial vehicle platform while maintaining a consistent software foundation across development programs.

From Early Access to First Customer
Coretura’s selection of Alloy Kore reflects a wider shift toward shared software foundations, with engineering concentrated where it genuinely differentiates.

“Coretura represents a bold vision for the future of commercial vehicles, where software drives innovation, and the company’s selection of Alloy Kore represents a significant step for the future of software-defined commercial vehicles,” said John Wall, President, QNX. “Coretura is building the software-defined vehicle platform this industry needs, and they have chosen Alloy Kore as the certified foundational software layer beneath it. That is precisely the role we designed it for.”

“Coretura’s decision to adopt Alloy Kore marks an important milestone, not only for our platform, but for the advancement of software-defined commercial vehicles as a whole,” said Dr. Matthias Traub, President and Managing Director, Vector. “The industry needs an open, production-ready software foundation that helps manage complexity and accelerates innovation. Together with QNX, we developed Alloy Kore for exactly this purpose: a scalable foundation that, as part of a software-defined vehicle platform, enables OEMs to deliver differentiation faster and more efficiently.”
Figure 1: Coretura Selects Alloy Kore to Advance Next-Generation Software-Defined Commercial Vehicles
Image rights: Vector Informatik / QNX

You can find this and other press releases on our website at: www.vector.com/en/company/press/

Press Release September 21, 2026

Press contact Vector: Vector Media Relations Catherine Schneider, Mexperts AG catherine.schneider@mexperts.de	Press contact BlackBerry: BlackBerry Media Relations +1 (519) 597-7273 mediarelations@BlackBerry.com

Press contact Coretura:
Fred Wikman, Coretura Communications
+46 765 00 0467
fred.wikman@coretura.com

About Vector
Vector is a leading ecosystem partner for developing and operating software-defined systems. For over 35 years, Vector has empowered manufacturers and suppliers worldwide to create complex electronic products that meet the highest standards of functionality, safety, cybersecurity and efficiency – in the automotive industry, and increasingly in MedTech, Industrial, Rail, Agriculture and Aerospace.
With a strong commitment to open, modular, and scalable software platforms (vehicle-to-cloud) – built on proprietary components and seamlessly integrating open-source ones – Vector is a key enabler of the Software-Defined Vehicle (SDV) transformation. It collaborates with industry leaders such as Mercedes-Benz, and Mahindra on strategic SDV initiatives. The independent foundation-owned company, headquartered in Stuttgart, Germany, employs around 4,500 people worldwide and generated revenue of EUR 930 million in 2025. Learn more at www.vector.com

About BlackBerry
BlackBerry (NYSE: BB; TSX: BB) provides enterprises and governments the intelligent software and services that power the world around us. Based in Waterloo, Ontario, the company’s high-performance foundational software enables major automakers and industrial giants alike to unlock transformative applications, drive new revenue streams and launch innovative business models, all without sacrificing safety, security, and reliability. With a deep heritage in Secure Communications, BlackBerry delivers operational resiliency with a comprehensive, highly secure, and extensively certified portfolio for mobile fortification, mission-critical communications, and critical events management.

About QNX
QNX, a division of BlackBerry Limited (NYSE: BB; TSX: BB), provides the trusted foundation that software-defined and physical AI systems depend on to operate safely and predictably in the real world. For nearly half a century, QNX has powered safety-critical applications where failure is not an option. The business leads the way in delivering safe and secure operating systems, hypervisors, middleware, solutions, and development tools, along with the support and services delivered by trusted embedded software experts. Today, QNX technology underpins hundreds of millions of vehicles on the road and a wide range of mission-critical systems across industrial controls, robotics, medical devices, commercial transportation, rail, and aerospace and defense. QNX is headquartered in Ottawa, Canada. Learn more at qnx.software.

©2026 BlackBerry Limited. Trademarks, including but not limited to BLACKBERRY and EMBLEM Design, QNX and the QNX logo design are the trademarks or registered trademarks of BlackBerry Limited, and the exclusive rights to such trademarks are expressly reserved. All other trademarks are the property of their respective owners. BlackBerry is not responsible for any third-party products or services.

About Coretura
Coretura is the software-defined vehicle platform company founded by Daimler Truck and Volvo Group. Its purpose is to advance mobility at the speed of ideas. Coretura builds one platform and one standard for commercial vehicles - the foundational software layers the industry needs, but no single manufacturer should build alone. The result: fast, seamless innovation that ensures commercial vehicles keep getting smarter, safer, and more valuable long after launch. Headquartered in Gothenburg, Sweden, Coretura brings together over 130 engineers from more than 15 countries, working at the intersection of deep automotive expertise and modern software engineering. For more information, visit www.coretura.com